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                                                                     EXHIBIT 5.1

                                [RGA letterhead]

November 6, 2003

Board of Directors
Reinsurance Group of America, Incorporated
1370 Timberlake Manor Parkway
Chesterfield, Missouri 63017

Ladies and Gentlemen:

         I am Executive Vice President, General Counsel and Secretary for Reinsurance Group of America, Incorporated, a Missouri corporation (the "Company"). I am furnishing this letter in connection with the Company's filing of a Registration Statement on Form S-3 (File Nos. 333-108200, 333-108200-01 and 333-108200-02) (together, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of $800,000,000 of debt securities, preferred stock, depositary shares, common stock, purchase contracts, warrants and units of the Company, as well as the prospectus supplement dated November 6, 2003 and accompanying prospectus dated October 16, 2003 filed pursuant to Rule 424(b) under the Securities Act (the "Prospectus") covering an aggregate of 10,500,000 shares of common stock, par value $0.01 per share (the "Common Shares"), including up to 1,575,000 shares which may be sold at the underwriters' option.

         In connection therewith, I have examined:

(1)      the Registration Statement;

(2)      the Prospectus;

(3) the Underwriting Agreement, dated November 6, 2003, by and among RGA, Goldman, Sachs & Co. and Lehman Brothers Inc. and each of the other underwriters named in Schedule 1 thereto (the "Agreement");

(4) the Second Restated Articles of Incorporation of the Company, as amended; and

(5)      the Bylaws of the Company.

         I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and I have made such legal and factual inquiries as I have deemed necessary or appropriate as a basis for me to render the opinions hereinafter expressed. In my examination of the foregoing, I have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to me as originals and the conformity with authentic original documents of all documents submitted to me as copies. When relevant facts were not independently established, I have relied without independent investigation as to matters of fact upon statements of governmental officials and certificates and statements of appropriate representatives of the Company.

         In connection herewith, I have assumed that, other than with respect to the Company, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties to such documents, all of the signatories to such documents have been duly authorized and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.



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Reinsurance Group of America, Incorporated
November 6, 2003
Page 2

         Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, I am of the opinion that:

         1. Based solely on a recently dated good standing certificate from the Secretary of State of the State of Missouri, the Company is validly existing as a corporation, in good standing under the laws of the State of Missouri.

         2. The Common Shares have been duly authorized for issuance and upon the issuance and delivery of the Common Shares and the receipt by the Company of all consideration therefor in accordance with the terms of the Agreement, the Common Shares will be validly issued, fully paid and nonassessable.

         The opinions herein reflect only the application of applicable Missouri law. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and I assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering the opinions, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

         I hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K and to the use of my name under the caption "Legal Matters" in the Prospectus included in the Registration Statement on Form S-3 (File Nos. 333-108200, 333-108200-01 and 333-108200-02) filed by the Company with the Securities and Exchange Commission on August 25, 2003, as amended by Pre-Effective Amendment No. 1, filed on October 10, 2003, and by Pre-Effective Amendment No. 3, filed on October 16, 2003.

                       Very truly yours,

                       /s/ James E. Sherman

                       James E. Sherman, Esq.
                       Executive Vice President, General Counsel and Secretary Reinsurance Group of America, Incorporated